Exhibit 10.7

EXECUTION COPY

TRANSFER AND SERVICING AGREEMENT

Dated as of April 4, 2007

PARTRIDGE ACQUIRED PORTFOLIO

BUSINESS TRUST

among

PARTRIDGE FUNDING CORPORATION,

as Transferor,

COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION,

as Servicer,

PARTRIDGE ACQUIRED PORTFOLIO

BUSINESS TRUST,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE IV
COLLECTIONS AND ALLOCATIONS

Section 4.01.	Collections and Allocations	33

Section 4.02.	Shared Principal Collections	34

Section 4.03.	Excess Finance Charge Collections	34

ARTICLE V
OTHER MATTERS RELATING TO THE TRANSFEROR

Section 5.01.	Liability of the Transferor	35

Section 5.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Transferor	35

Section 5.03.	Limitations on Liability of the Transferor	36

ARTICLE VI
OTHER MATTERS RELATING TO THE SERVICER

Section 6.01.	Liability of the Servicer	37

Section 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer	37

Section 6.03.	Limitation on Liability of the Servicer and Others	37

Section 6.04.	Servicer Indemnification of the Issuer, the Owner Trustee and the Indenture Trustee	38

Section 6.05.	Resignation of the Servicer	38

Section 6.06.	Access to Certain Documentation and Information Regarding the Receivables	39

Section 6.07.	Delegation of Duties	39

Section 6.08.	Examination of Records	40

ARTICLE VII
INSOLVENCY EVENTS

Section 7.01.	Rights upon the Occurrence of an Insolvency Event	41

ARTICLE VIII
SERVICER DEFAULTS

Section 8.01.	Servicer Defaults	42

Section 8.02.	Indenture Trustee To Act; Appointment of Successor	44

Section 8.03.	Notification to Noteholders	46

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TABLE OF CONTENTS

(continued)

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TRANSFER AND SERVICING AGREEMENT, dated as of April 4, 2007, among PARTRIDGE FUNDING CORPORATION, a Nevada corporation, as Transferor, COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION, a Nevada corporation, as Servicer, PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST, a Nevada business trust, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Indenture Trustee.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders, any O/C Holder and any Series Enhancer to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” shall mean each VISA®1 consumer revolving credit card account which is (a) in existence at the Cut-Off Time and is identified in the Account Schedule, (b) each Related Account, or (c) each Transferred Account, but shall exclude, after the applicable removal date, any Account in which all the Receivables are reassigned to an Account Owner or a seller pursuant to a Receivables Purchase Agreement.

“Account Owner” shall mean (i) prior to the Conversion Date, Barclays Bank PLC and (ii) on and after the Conversion Date, Raphaels Bank or any other entity which is the owner or issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Account Ownership Agreement” shall mean the Account Ownership Agreement dated as of April 4, 2007 between Raphaels Bank and CCIA.

“Account Ownership Fee” shall mean, with respect to any Monthly Period, the greater of (i) the Minimum Monthly Fee, and (ii) an amount equal to £0.15 times the number of Active Accounts existing at the close of business on the last day of such Monthly Period.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of the Accounts delivered to the Issuer by the Transferor pursuant to subsection 2.01(d).

“Active Account” shall mean an Account (i) with respect to which there is a balance due from the Obligor and (ii) that has not been charged off.

[1]	VISA is a registered trademark of VISA U.S.A., Inc. in the United States and VISA International Services Association in the United Kingdom.

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of an Early Redemption Event, a Default or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders or any Series Enhancer of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Transfer and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Allocation Amount” shall mean, with respect to any Series and for any date, an amount equal to the allocation amount or adjusted allocation amount, as applicable, specified in the related Indenture Supplement.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit D between CCIA and CCIS and acknowledged and agreed to by the Transferor, the Issuer and the Indenture Trustee.

“Appointment Date” shall have the meaning specified in Section 7.01.

“Backup Servicer” shall mean a credit card servicer in the United Kingdom designated by the Servicer after the Closing Date and its successors and permitted assigns.

“Barclays Bank” shall mean Barclays Bank PLC, a company incorporated in England and Wales.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in London, England, New York, New York, Atlanta, Georgia, Las Vegas, Nevada, Wilmington, Delaware, or any other city in which the principal executive offices of the Servicer, the Transferor, the Owner Trustee, the Indenture Trustee, Raphaels Bank or other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Indenture Supplement.

“Cash Advance Fees” shall mean cash advance transaction fees, if any, as specified in the Credit Card Agreement applicable to each Account.

“CCIA” shall mean CompuCredit International Acquisition Corporation, a Nevada corporation, and its successors and permitted assigns.

“CCIA Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement between CCIA and Partridge Funding, dated as of April 4, 2007, as it may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“CCIS” shall mean CompuCredit International Servicing LLC, a Georgia limited liability company and its successors and permitted assigns.

“Charged-Off Accounts” shall mean the Accounts that are identified by name and account number on the Account Schedule as having been charged-off by Barclays Bank in accordance with its applicable policy as of the Cut-Off Time.

“Class A Noteholder” has the meaning specified in the Series 2007-One Indenture Supplement.

“Collections” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, all payments by or on behalf of Obligors received in respect of the Receivables, in the form of cash, checks, SWIFT payments, wire transfers, direct debits, bank giro credits, electronic transfers, ATM transfers or any other form of payment and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections including Interchange, Insurance Proceeds, and Recoveries with respect to the Receivables. All payments of the repurchase price with respect to Ineligible Receivables that are repurchased from the Issuer by the Transferor and all Recoveries will be treated as Collections of Finance Charge Receivables. Collections of Interchange paid to the Issuer with respect to any Monthly Period shall be applied as Collections of Finance Charge Receivables for all purposes. All adjustments to the Closing Purchase Price (as defined in the CCIA Receivables Purchase Agreement) that are received by the Transferor or the Issuer will be treated as Collections.

“Commission” shall mean the Securities and Exchange Commission and any successor Governmental Authority.

“CompuCredit UK” shall mean CompuCredit UK Limited, a company incorporated in England and Wales.

“Consumer Credit Act” shall mean the Consumer Credit Act of 1974 and all regulations in force thereunder from time to time.

“Conversion Date” shall mean the date on which the Transferor provides notice to the Issuer that Raphaels Bank has issued replacement credit cards to all Obligors bearing the name of Raphaels Bank in place of the existing credit cards bearing the name of Barclays Bank.

“Corporate Trust Office” shall have the meaning (a) when used in respect of the Owner Trustee, specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee, specified in the Indenture.

“Covered Account” shall have the meaning specified in Section 2.05.

“Credit Card Agreement” shall mean, with respect to a revolving credit card account, the agreements between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements or statements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

“Credit Card Guidelines” shall mean the written policies and procedures of the Account Owner or the Servicer (and any Successor Servicer) for servicing credit card receivables comparable to the Receivables.

“Cut-Off Time” shall mean 11:59 p.m. London Time on April 3, 2007.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer’s computer file of revolving credit card accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Defaulted Amount” shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Receivables which became Defaulted Receivables in such Monthly Period, plus (b) the amount of any Receivables which are identified as not being Eligible Receivables during such Monthly Period, plus (c) the amount of Receivables that have been adjusted downward pursuant to subsection 3.07(a).

“Defaulted Receivables” shall mean, with respect to any Monthly Period, all Receivables (i) which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing revolving credit card accounts; (ii) as to which any payment or part thereof remains unpaid for one hundred eighty (180) days or more from the original due date for such Receivables; (iii) as to which the Obligor thereof is currently the debtor in a case under the United Kingdom Insolvency Act 1986, as amended; (iv) as to which the Obligor has had an individual voluntary arrangement approved by the Servicer or the Account Owner; or (v) as to which the Obligor is deceased. A Receivable shall become a Defaulted Receivable no later than on the day on which such Receivable is recorded as charged-off on the Servicer’s computer file of revolving credit card accounts.

“Determination Date” shall mean, either (i) the third Business Day preceding each Distribution Date or (ii) such other date specified in the applicable Indenture Supplement.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Eligible Account” shall mean a VISA consumer revolving credit card account which, as of the Cut-Off Time, has the following characteristics:

(a) is in existence, owned and maintained by the Account Owner;

(b) is not a Charged-Off Account; and

(c) is not an Excluded Account.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations in respect of the Financial Services Markets Act 2000, the Consumer Credit Act and the Data Protection Act 1998 or with any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Account Owner of its obligations, if any, under the related Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such Receivable to the Issuer, the Transferor has good and marketable title thereto free and clear of all Encumbrances;

(e) which, at the time of the transfer of such Receivables to the Issuer, is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(f) which, at the time of transfer to the Issuer, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Account Owner’s or the Servicer’s computer file of revolving credit card accounts or, with respect to terms other than pricing terms, otherwise on the Account Owner’s or the Servicer’s books and records;

(g) which, at the time of transfer to the Issuer, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(h) as to which, at the time of transfer to the Issuer, the Account Owner has satisfied all of its obligations under the applicable Credit Card Agreement to the applicable Obligor required to be satisfied by such time; and

(i) as to which, at the time of transfer to the Issuer, none of the Account Owner, the Servicer or the Transferor has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Issuer in such Receivable.

“Eligible Servicer” shall mean CCIA, CCIS, the Backup Servicer, the Indenture Trustee or, if none of CCIA, CCIS, the Backup Servicer or the Indenture Trustee is acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Encumbrance” shall mean any security interest, mortgage, claim, charge (fixed or floating), deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 2.04(b) of the Trust Agreement or Section 5.02 of, and the lien created by, this Agreement and any undivided interest in the Receivables retained by an Account Owner shall not be deemed to constitute an Encumbrance; provided further, however, that each of (1) the lien created in favor of CCIA under the RB Receivables Purchase Agreement, (2) the lien created in favor of Partridge Funding under the CCIA Receivables Purchase Agreement and (3) the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute an Encumbrance.

“Excess Finance Charge Collections” shall have the meaning specified in Section 4.03.

“Excluded Account” shall mean a credit card account which, as of the Cut-Off Time, has the following characteristics:

(a) is the subject of a dispute as to the validity, enforceability or existence of the account, or the underlying Credit Card Agreement, which dispute has either been notified to Account Owner in writing or is recorded in the Account Owner’s records as of the Cut-Off Time;

(b) is charged off or should have been charged off in accordance with the Policies and Procedures (as such term is defined in the Account Ownership Agreement);

(c) is subject to litigation, other than credit card accounts that are in litigation solely as a result of legal collection initiated by the Account Owner;

(d) does not have an address located in the United Kingdom;

(e) in respect of which the first payment has become due and payable and the Obligor has never made a payment;

(f) has been re-aged other than in accordance with the Policies and Procedures (but excluding any accounts which have been re-aged incorrectly as a result of a conversion as disclosed to CCIA by Barclays Bank) and the aggregate amount of outstanding Receivables related thereto as of the Cut-Off Time exceed £125,000;

(g) any test accounts opened or maintained by the Account Owner with respect to the VISA system for verification or other internal purposes;

(h) the Obligor in respect of which has pledged assets or made a cash collateral deposit as full or partial payment of Receivables outstanding as of the Cut-Off Time, which assets or deposits are held by the Account Owner as of the Closing Date;

(i) the Obligor in respect of which is dead or has had an individual voluntary arrangement approved by the Account Owner on or before the Cut-Off Time;

(j) has been originated by fraud or fraudulent action on or before the Cut-Off Time;

(k) is not identified on the Account Schedule as a “B” account or as a “C” account; or

(l) the Obligor in respect of which has been declared bankrupt.

“Finance Charge Receivables” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, all Receivables that constitute (i) Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, (v) Overlimit Fees, and (vi) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables. Finance Charge Receivables shall also include (a) Interchange as calculated pursuant to the Indenture Supplement for any Series, (b) all Recoveries with respect to Receivables previously charged off as uncollectible, and (c) all Collections in respect of Ineligible Receivables (to the extent such Ineligible Receivable has not been repurchased pursuant to a Receivables Purchase Agreement).

“Finance Charge Shortfalls” shall have the meaning specified in Section 4.03.

“Governmental Authority” shall mean any governmental, regulatory or self-regulatory entity, in the United Kingdom or in the United States of America or any state thereof or any other foreign governmental state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” shall mean the Master Indenture, dated as of April 4, 2007, among the Issuer, the Indenture Trustee and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean, with respect to any Series, the related Indenture Supplement.

“Indenture Trustee” shall mean Deutsche Bank Trust Company Americas in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent Director” shall have the meaning specified in Section 2.07(g)(vii).

“Ineligible Receivable” shall mean any Receivable that has been determined to be a Receivable arising in a Covered Account.

“Initial Issuance Date” shall mean the Closing Date of the first Series of Notes issued to the Holders.

“Insolvency Event” shall have the meaning specified in Section 7.01.

“Insurance Proceeds” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, any amounts received by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, interchange fees payable to an Account Owner (net of any interchange fees paid by such Account Owner), in its capacity as credit card issuer, through VISA, in connection with cardholder charges for goods or services with respect to the Accounts, as calculated pursuant to Section 3.03(m). Any reference in this Agreement, the Indenture or any Indenture Supplement to Interchange shall refer to only the interchange fees that are transferred by CCIA or an Account Owner to the Transferor pursuant to a Receivables Purchase Agreement.

“Issuer” shall mean Partridge Acquired Portfolio Business Trust, a Nevada business trust, and its successors and permitted assigns.

“Late Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms if such fees are provided for with respect to such Account.

“Minimum Monthly Fee” shall mean, with respect to any Monthly Period, an amount equal to £15,000.

“Monthly Period” shall mean, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the preceding calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.02.

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

“Notices” shall have the meaning specified in Section 10.04.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Treasurer, Chief Financial Officer, or Controller of the Transferor or the Servicer, as the case may be (or an officer holding an office with equivalent or more senior responsibilities or, in the case of the Servicer, a Servicing Officer, and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President or more senior officer of the Transferor for this purpose).

“Operating Regulations” shall mean the by-laws, rules and regulations of VISA.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Person to whom the opinion is to be provided; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Overlimit Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

“Owner Trustee” shall mean Wilmington Trust FSB, a federal savings bank, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Partridge Funding” shall mean Partridge Funding Corporation, a Nevada corporation, and its successors and permitted assigns.

“Periodic Rate Finance Charges” shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature, whether or not a legal entity.

“Personal Data” shall have the meaning given to that term in the United Kingdom Data Protection Act 1998, as amended. Personal Data shall not include the Account numbers of the Obligors.

“Pounds,” “£” or “pounds sterling” shall mean the lawful currency of the United Kingdom.

“Principal Sharing Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

“Principal Receivables” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, all Receivables other than Finance Charge Receivables or Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.09 shall not be included in calculating the amount of Principal Receivables.

“Principal Shortfalls” shall have the meaning specified in Section 4.02.

“Raphaels Bank” shall mean R. Raphael & Sons PLC, a public limited liability company incorporated in England and Wales.

“RB Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement between Raphaels Bank and CCIA, dated as of April 4, 2007, as it may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Receivables” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, all amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

“Receivables Purchase Agreement” shall mean, as applicable, (i) the RB Receivables Purchase Agreement, (ii) any future receivables purchase agreement substantially in the form of the agreement specified in (i) above, entered into between CCIA or Partridge Funding and an Account Owner; provided, that (A) the Rating Agency Condition is satisfied with respect to such future receivables purchase agreement and (B) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect, (iii) the CCIA Receivables Purchase Agreement and (iv) any future receivables purchase agreement substantially in the form of the agreement specified in (iii) above, entered into between a seller and the Transferor; provided, that (A) the Rating Agency Condition is satisfied with respect to such future receivables purchase agreement and (B) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect.

“Recoveries” shall mean, to the extent transferred to the Transferor pursuant to a Receivables Purchase Agreement, (i) all amounts received by the Servicer (net of out of pocket costs of collection incurred by Servicer) including Insurance Proceeds, with respect to Defaulted Receivables (including any related Finance Charge Receivables), including the net proceeds of any sale of such Defaulted Receivables and (ii) all amounts received from the Transferor in respect of such party’s repurchase of Ineligible Receivables from the Issuer.

“Related Account” shall mean an Account with respect to which a new credit account number has been issued by the applicable Account Owner or the Servicer under circumstances resulting from an error or a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines; provided that such Related Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“Requirements of Law” shall mean, with respect to any Person, the Operating Regulations and the requirements of any national, supra-national or local law, statute, rule or regulation or judicial, governmental, or administrative order, decree or ruling or determination of (or agreement with) an arbitrator or Governmental Authority or any provision of any organizational, corporate, constitutional or governing documents, applicable to the Transferor, or the Servicer or the Accounts or the Account Owner or the actions of any party to this Agreement in the performance of its respective obligations hereunder or under any Transaction Document and shall include the certificate of incorporation and bylaws or other organizational documents of such Person.

“Series Allocation Percentage” shall have, for any Series, the meaning specified in the related Indenture Supplement.

“Service Transfer” shall have the meaning specified in Section 8.01.

“Servicer” shall mean (i) initially CCIA, in its capacity as Servicer pursuant to this Agreement, (ii) upon its execution of an Assignment and Assumption Agreement pursuant to Section 3.01, CCIS, and, (iii) after any Service Transfer or resignation of the Servicer pursuant to Section 6.05, the Successor Servicer.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Fee Rate” shall mean, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

“Servicing Officer” shall mean any officer of the Servicer or an attorney in fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Shared Principal Collections” shall have the meaning specified in Section 4.02.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or its successor.

“Successor Servicer” shall have the meaning specified in Section 8.02(a).

“Termination Notice” shall have the meaning specified in Section 8.01.

“Transaction Documents” shall mean this Agreement, the Account Ownership Agreement, the Indenture, the Indenture Supplement, any Receivables Purchase Agreement, the Trust Agreement, and the English Law Debenture (as defined in the Indenture).

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date.

“Transfer Restriction Event” shall have the meaning specified in Section 2.09.

“Transferor” shall mean Partridge Funding or its successors or permitted assigns under this Agreement.

“Transferred Account” shall mean each Account (other than a Related Account) into which an Account shall be transferred, provided that such transfer was made in accordance with the Credit Card Guidelines, and further provided that such Transferred Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“Transferred Assets” shall have the meaning specified in Section 2.01(a).

“Transitional Servicer” shall mean Barclays Bank.

“Transitional Services Agreement” shall mean the Agreement for Transitional Services, dated as of April 4, 2007, among Barclays Bank, CompuCredit UK and CCIA, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement relating to the Issuer, dated as of April 4, 2007, between Partridge Funding and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

“VISA” shall mean VISA International Services Association, VISA Europe Limited and any other VISA entity, as appropriate, and their successors in interest.

Section 1.02. Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Indenture and, for any Series, the related Indenture Supplement, as applicable.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) Except as otherwise expressly provided herein, the agreements, representations and warranties of Partridge Funding in this Agreement in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of Partridge Funding solely in such capacity for so long as Partridge Funding acts in such capacity under this Agreement.

(e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

(f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision or subdivision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.”

(h) Terms used herein that are defined in the New York UCC and not otherwise defined shall have the meanings set forth in the New York UCC unless the context requires otherwise.

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01. Conveyance of Receivables. (a) For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Transferor does hereby transfer, assign, set-over and otherwise convey to the Issuer, without recourse except as provided herein, all its right, title and interest in, to and under, whether now owned or hereafter acquired, (i) the Receivables existing as of the Cut-Off Time, and thereafter created from time to time in the Accounts (including Transferred Accounts and Related Accounts related to such Accounts) until the termination of the Issuer, (ii) all Interchange, (iii) all Insurance Proceeds and Recoveries, (iv) all rights to payment and amounts due or to become due with respect to all of the foregoing, (v) all amounts received or receivable with respect to any of the foregoing and (vi) all proceeds thereof (such property, collectively, the “Transferred Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholder, any O/C Holder or any Series Enhancer of any obligation of Raphaels Bank or any other Account Owner or the Transferor, the Servicer or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligations to Obligors, merchant banks, merchants’ clearance systems, VISA or insurers. The Obligors shall not be notified of the transfer, assignment, set-over and conveyance of the Receivables to the Issuer.

(b) In consideration for the conveyance and transfer of the Transferred Assets hereunder, the Issuer hereby agrees to pay to the Transferor the net proceeds received from the issuance of each Series, if any; provided, however, to the extent that CCIA has not been paid any amounts owed to it pursuant to Article III of the CCIA Receivables Purchase Agreement, the Transferor hereby directs the Issuer to pay such proceeds directly to CCIA in an amount equal to such unpaid amounts.

(c) The Transferor agrees to authorize, record, and file, at its own expense, financing statements (and amendments to financing statements when applicable) with respect to the Receivables and the other Transferred Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of the Receivables and the other Transferred Assets to the Issuer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which can include telephonic confirmation) to the Issuer on or prior to the Initial Issuance Date, and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Transferor. The Owner Trustee shall be under no obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer and assignment.

(d) The Transferor further agrees, at its own expense, on or prior to the Initial Issuance Date to indicate in its books and records (including the appropriate computer files) that the Receivables and the other Transferred Assets have been conveyed to the Issuer pursuant to this Agreement and to deliver to the Issuer an Account Schedule specifying for each such

Account as of the Cut-Off Time its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Once the books and records (including the appropriate computer files) referenced in this paragraph have been indicated with respect to any Account, the Transferor further agrees not to alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.10 with respect to Defaulted Receivables, unless and until the Transferor shall have delivered to the Issuer and the Indenture Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer in the Receivables and the other Transferred Assets to continue to be perfected and of first priority, and has delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to such effect.

(e) In the event that it is determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law. The Transferor hereby grants to the Issuer a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and the other Transferred Assets, and all proceeds thereof, to secure its obligations hereunder.

Section 2.02. Acceptance by Issuer.

(a) The Issuer hereby acknowledges its acceptance of all right, title and interest to the Transferred Assets conveyed to the Issuer pursuant to Section 2.01. The Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to it an Account Schedule relating to the Accounts described in paragraph (d) of Section 2.01.

(b) The Issuer hereby agrees not to disclose to any Person any of the account numbers or other information contained in any Account Schedule delivered to the Issuer, from time to time, except (i) to a Servicer or as required by a Requirement of Law applicable to the Owner Trustee or the Issuer, (ii) in connection with the performance of the Owner Trustee’s or the Issuer’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders, any O/C Holder and Series Enhancers or (iv) to bona fide creditors or potential creditors of any Account Owner, CCIA, any seller, the Transferor or the Issuer for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement, the Receivables Purchase Agreements or the Indenture. The Issuer agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Transferor or its duly authorized representatives to inspect the Owner Trustee’s security and confidentiality arrangements as they specifically relate to the administration of the Issuer from time to time during normal business hours upon prior written notice.

(c) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in the Trust Agreement, the Administration Agreement, this Agreement and the Indenture and the Indenture Supplements.

Section 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Servicer and the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables and the other Transferred Assets and in accepting the Trust Estate and authenticating the Notes, as the case may be), as of the Initial Issuance Date and each subsequent Closing Date that:

(a) Organization and Good Standing. The Transferor is a corporation validly existing under the laws of the jurisdiction of its organization and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have an Adverse Effect.

(c) Due Authorization. The execution and delivery of this Agreement and any Transaction Document to which it is a party by the Transferor and the consummation by the Transferor of the transactions provided for in this Agreement, the Trust Agreement and each Receivables Purchase Agreement to which it is a party have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

(d) No Conflict. The execution and delivery by the Transferor of this Agreement, the Trust Agreement and each Receivables Purchase Agreement to which it is a party, and the performance by the Transferor of the transactions contemplated by this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate the organizational documents of the Transferor or any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Transferor, threatened, against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Trust Agreement or any Receivables Purchase Agreement to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or any Receivables Purchase Agreement to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Trust Agreement or any Receivables Purchase Agreement to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Trust Agreement or any Receivables Purchase Agreement to which it is a party, or (v) seeking to affect adversely the income or franchise tax attributes of the Issuer under the United States Federal or any state income or franchise tax systems.

(f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party and the performance of the transactions contemplated by this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party by the Transferor have been duly obtained, effected or given and are in full force and effect.

Section 2.04. Representations and Warranties of the Transferor Relating to this Agreement and the Receivables.

(a) Representations and Warranties. The Transferor hereby represents and warrants to the Issuer and the Servicer as of the Initial Issuance Date and each subsequent Closing Date that:

(i) this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) the Account Schedule provided to the Issuer by the Transferor, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts the Receivables in which were transferred by the Transferor as of the Initial Issuance Date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Time;

(iii) this Agreement constitutes a valid sale, transfer, assignment and conveyance to the Issuer of all right, title and interest of the Transferor in the Receivables conveyed to the Issuer by the Transferor and the proceeds thereof and Recoveries and Interchange identified as relating to the Receivables conveyed to the Issuer by the Transferor or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected security interest in such property to the Issuer, which, in the case of existing Receivables and the proceeds thereof and Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Issuer shall have a first priority perfected security or ownership interest in such property and proceeds;

(iv) as of the Cut-Off Time, each Account was an Eligible Account;

(v) as of the Cut-Off Time, each Receivable conveyed to the Issuer by the Transferor is an Eligible Receivable;

(vi) as of the date of the creation (after the Cut-Off Time) of any new Receivable transferred to the Issuer by the Transferor, such Receivable is an Eligible Receivable;

(vii) the Receivables constitute “accounts” or “payment intangibles” within the meaning of the applicable UCC;

(viii) the Transferor has caused or will have caused, within ten days of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and

(ix) other than the security interest granted to the Issuer pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables described in Section 2.01. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering such Receivables other than any financing statement (i) relating to the security interest granted to the Issuer hereunder, or (ii) that has been terminated.

(b) Notice of Breach. The representations and warranties set forth in Section 2.03 and this Section 2.04, shall survive the transfers and assignments of the Receivables to the Issuer, the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by the Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.03 or this Section 2.04, the party discovering such breach shall give notice to the other parties and to the Indenture Trustee within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 2.05. Reassignment of Ineligible Receivables. In the event any Account is (a) (i) within six (6) months of the Closing Date, determined to be an Account that was an Excluded Account as of the Cut-Off Time, or (ii) within eight (8) months of the Closing Date, determined to be an Account that was an Excluded Account as of the Cut-Off Time pursuant to clause (l) of the definition of Excluded Account or (b) within 90 days of transfer to the Issuer, determined to be an Account for which any representation or warranty under subsection 2.04(a)(iv)–(vi) is not true and correct on the date of transfer of the related Receivable arising therein in any material respect for any related Receivable as a result of any action or failure to act by the Transferor to the extent such failure to be so true and correct results in such Receivable not being an Eligible Receivable (in each case, a “Covered Account”), then after a Responsible Officer of the Indenture Trustee receives written notice that a Receivable has been deemed to be an Ineligible Receivable, the Indenture Trustee by notice then given to the Transferor and the Servicer, shall direct the Transferor to accept a reassignment of such Ineligible Receivable and the Transferor shall be obligated to accept such reassignment. Upon reassignment of any Ineligible Receivable pursuant to a Receivables Purchase Agreement, if applicable, and payment to the Issuer of the amount required to be paid to it, the Issuer shall automatically and without further action transfer, assign, set over and otherwise convey to the party repurchasing such Ineligible Receivable, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Ineligible Receivable, all Interchange, Insurance Proceeds, and Recoveries related thereto, all monies and amounts due or to become due, all related Transferred Assets, and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Issuer as collected in full as of the date on which it was transferred. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the party repurchasing such Ineligible Receivable to effect the conveyance of such Ineligible Receivable. Notwithstanding anything herein contained to the contrary, with respect to any Ineligible Receivable, the Issuer shall only be entitled to the amount, if any, payable under the applicable Receivables Purchase Agreement with respect to any breach of a representation, warranty, covenant or agreement thereunder.

Section 2.06. Reassignment of Trust Portfolio. In the event any representation or warranty of the Transferor set forth in Section 2.03 or Section 2.04(a)(i) or (iii) is not true and correct in any material respect and such breach has an Adverse Effect, of which written notice has been given to the Indenture Trustee by the Servicer, on the Receivables conveyed to the Issuer by the Transferor or the availability of the proceeds thereof to the Issuer, then the Indenture Trustee, by notice then given to the Transferor and the Servicer, shall direct the Transferor to accept a reassignment of the Receivables conveyed to the Issuer by the Transferor if such breach and any Adverse Effect caused by such breach are not cured within sixty (60) days of such notice (or within such longer period, as specified by the Transferor, not in excess of one hundred twenty (120) days), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such sixty-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

The Transferor shall pay to the Issuer for deposit in the Collection Account in immediately available funds not later than 11:00 a.m., London time, on the fifth (5th) Business Day after the day on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. If the Indenture Trustee gives notice directing the Transferor to accept a reassignment of the Receivables as provided above, the obligation of the Transferor to accept such reassignment pursuant to this Section 2.06 and to make the payment required to be made to the Issuer for deposit in the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.06 available to the Issuer, the Noteholders, any O/C Holder (or the Indenture Trustee on behalf of the Noteholders and any O/C Holder) or any Series Enhancer. Upon reassignment of the Receivables on such date, the Issuer shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the

Issuer in and to the applicable Receivables, all related Interchange, Insurance Proceeds, and Recoveries allocable to the Issuer, all monies and amounts due or to become due with respect thereto, all related Transferred Assets and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such property pursuant to this Section, but only upon receipt of an Officer’s Certificate from the Transferor that states that all conditions set forth in this Section have been satisfied.

Section 2.07. Covenants of the Transferor. The Transferor hereby covenants to the Issuer and the Servicer, that:

(a) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of a Receivable, the Transferor will take no action to cause any Receivable conveyed by it to the Issuer to be evidenced by any instrument or chattel paper (each as defined in the UCC), and if any such Receivable is so evidenced as a result of any action of the Transferor, it shall be deemed to be an Ineligible Receivable and shall be treated as such in accordance with Section 2.05.

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Encumbrance arising through or under the Transferor on, any Receivable conveyed by it to the Issuer, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

(c) Transferor Certificates. Except for the conveyances hereunder, and except in connection with any transaction permitted by Section 2.10 of the Indenture or conveyances with respect to which the Rating Agency Condition shall have been satisfied and a Tax Opinion shall have been delivered, the Transferor agrees not to transfer, sell, assign, exchange, participate or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor’s interest represented by the Transferor Certificates and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

(d) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to pay to the Servicer all such Collections as soon as practicable after receipt thereof, but in no event later than two (2) Business Days after receipt.

(e) Notice of Encumbrances. The Transferor shall notify the Owner Trustee, the Indenture Trustee and each Series Enhancer promptly after becoming aware of any Encumbrance on any Receivable conveyed by it to the Issuer other than the conveyances hereunder and under the applicable Receivables Purchase Agreements and the Indenture.

(f) Amendment of the Certificate of Incorporation. The Transferor will not amend in any material respect its certificate of incorporation or other organizational documents without providing each Rating Agency, to the extent applicable, with notice no later than the fifth (5th) Business Day prior to such amendment (unless the right to such notice is waived by each applicable Rating Agency) and satisfying the Rating Agency Condition; provided, however, that the Rating Agency Condition need not be satisfied if the Transferor ceases to be the Transferor on or before the date that such amendment becomes effective.

(g) Separate Existence. The Transferor shall, except as otherwise provided herein or in a Transaction Document:

(i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Trust Agreement and any Receivables Purchase Agreement to which it is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Maintain its own bank account or accounts, separate from those of any Affiliate of the Transferor, with commercial banking institutions. The funds of the Transferor will not be diverted to any other Person or for any other use other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or any Receivables Purchase Agreement to which it is a party, the funds of the Transferor shall not be commingled with those of any Affiliate of the Transferor or any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members, managers, or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members, managers, or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among the entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Transferor and any of its members, managers, or Affiliates shall be only on an arm’s-length basis and shall receive the approval of the Transferor’s Board of Directors including at least one Independent Director (defined below).

(v) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, and Affiliates (other than Affiliates that are special purpose bankruptcy remote entities). To the extent that the Transferor and any of its members, or Affiliates (other than Affiliates that are special purpose bankruptcy remote entities) have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vi) Conduct its affairs strictly in accordance with its articles of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. Regular directors’ meetings shall be held at least annually.

(vii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of the Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, service provider, employee or shareholder of any Affiliate of the Transferor which Affiliate is not a special purpose entity, (y) a director of any Affiliate of the Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(viii) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer, partner, member, manager or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(ix) Act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(x) Ensure that no Affiliate of the Transferor will guaranty debts of the Transferor.

(xi) Other than organizational expenses, pay all expenses, indebtedness and other obligations incurred by it with its own funds.

(xii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Transferor or of any other Person nor shall the Transferor make any loans to, or incur any indebtedness in respect of, any Person.

(xiii) Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(xiv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its organizational documents.

(h) Amendments to Receivables Purchase Agreements. The Transferor further covenants that it will not enter into any amendments to a Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement, in each case, that would have an Adverse Effect unless the Rating Agency Condition has been satisfied.

(i) Taxes. The Transferor shall pay out of its own funds, without reimbursement, the costs and expenses relating to any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Issuer or the Issuer’s assets that are not expressly stated in this Agreement to be payable by the Issuer (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Issuer).

(j) Interchange. Not later than 11:00 a.m., London time, on each Transfer Date, the Transferor shall deposit, or cause to be deposited into the Collection Account, in immediately available funds, the amount of Interchange (as provided for in Section 3.03(m)) to be included as Collections of Finance Charge Receivables with respect to such Monthly Period.

Section 2.08. Covenants of the Transferor with Respect to the Applicable Receivables Purchase Agreements. The Transferor, in its capacity as purchaser of Receivables pursuant to a Receivables Purchase Agreement, hereby covenants that it will at all times enforce the covenants and agreements of the seller in such Receivables Purchase Agreement, including any covenants to the effect that covenants will be enforced by the seller against an Account Owner under the Receivables Purchase Agreement that the seller has with such Account Owner, including any covenant that all aspects of such Account Owner’s credit card program, all terms of the relevant Accounts and the applicable Credit Card Agreements, and all solicitation materials and other related documents, materials and agreements supplied or communicated in any form to the cardholders, prospective cardholders or others in connection with such credit card program comply in all material respects with applicable law and regulations.

Section 2.09. Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 7.01 or any order of any Governmental Authority (a “Transfer Restriction Event”), then, in any such event, (a) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Issuer, after the date of such inability, all Collections, including Collections of Receivables transferred to the Issuer prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Issuer by the Transferor on such date), (b) the Transferor agrees that such amounts will be applied as Collections in accordance with Article IV of this Agreement and the terms of each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV of this Agreement and the terms of each Indenture Supplement. For the purpose of the immediately preceding sentence, the Transferor shall treat the first received Collections with respect to the Accounts as allocable to the Issuer until the Issuer shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables held by the Issuer as of the date of the occurrence of such event. If the Transferor is unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor agrees that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV of this Agreement and the terms of each Indenture Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Issuer shall continue to belong to the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV of this Agreement and the terms of each Indenture Supplement.

Section 2.10. Defaulted Receivables. On the date when any Receivable becomes a Defaulted Receivable, the Issuer shall automatically and without further action sell, transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, free and clear of the lien of the Indenture, all right, title and interest of the Issuer in and to such Defaulted Receivable and any related Finance Charge Receivables, all Interchange allocable to such Defaulted Receivable, all Insurance Proceeds allocable to such Defaulted Receivable, all rights to payment and amounts due or to become due with respect to all of the foregoing, and all proceeds thereof. Notwithstanding any provision to the contrary in the Account Ownership Agreement, on the date any Receivable becomes a Defaulted Receivable, the Transferor shall automatically and without further action assign to the Servicer, solely for collection purposes, without recourse, representation or warranty, such Defaulted Receivable and any related Finance Charge Receivables. The Servicer shall take appropriate actions to collect all amounts due with respect to Defaulted Receivables assigned to it hereunder (including any related Finance Charge Receivables), in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Defaulted Receivables, the Credit Card Guidelines, and the terms of this Agreement. Upon collection of any amounts by the Servicer (net of all applicable fees and expenses incurred by the Servicer and any other amounts payable to the Servicer pursuant to the Account Ownership Agreement in connection with such collection efforts), with respect to any Defaulted Receivable assigned to it hereunder (including any related Finance Charge Receivables), including Insurance Proceeds and the net proceeds of any sale of any such Defaulted Receivable (including any related Finance Charge Receivables), the Servicer shall deposit such amounts in the Collection Account. Such amounts shall be treated as Recoveries.

Section 2.11. Account Owner Compensation. In consideration for discharging its obligations under the Account Ownership Agreement, prior to the termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, the Account Owner shall be entitled to receive the Account Ownership Fee. The share of the Account Ownership Fee allocable to a particular Series with respect to any Monthly Period (the “Monthly Account Ownership Fee”) will be determined in accordance with the relevant Indenture Supplement. The portion of the Account

Ownership Fee with respect to any Monthly Period not paid pursuant to any particular Series shall be paid by the holders of the Transferor Certificates on the related Distribution Date. In no event shall the Issuer, the Servicer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Account Ownership Fee that is not allocable to any particular Series.

[END OF ARTICLE II]

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) CCIA agrees to act as the initial Servicer under this Agreement. The parties hereto agree and acknowledge that Barclays Bank will provide certain transitional services to CCIA during the term of the Transitional Services Agreement as provided in the Transitional Services Agreement. Upon its acquisition of a Consumer Credit Act license and its execution of an Assignment and Assumption Agreement, CCIS shall be the Servicer hereunder and CCIA shall as of such date resign from its obligations and duties as Servicer under this Agreement and the other Transaction Documents. The Noteholders, any O/C Holder, and any Series Enhancer by their acceptance of Notes, an O/C Certificate or by providing any Series Enhancement, as applicable, consent to CCIA and CCIS acting as Servicer and Barclays Bank performing the services referred to above pursuant to the Transitional Services Agreement.

(b) The Servicer shall service and administer the Receivables, shall collect and deposit into the Collection Account amounts received under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that subject to the provisions of this Agreement and the other Transaction Documents and the rights of the Owner Trustee, the Issuer and the Indenture Trustee hereunder and under the other Transaction Documents, the Transferor shall have the right to direct the Servicer with respect to any power conferred on the Servicer hereunder. Without limiting the generality of the foregoing and subject to Section 8.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 8.01, (i) to instruct the Owner Trustee or the Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivable and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. The Issuer, the Owner Trustee and the Indenture Trustee upon reasonable written request therefor shall furnish the Servicer with any documents in their possession necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the servicing procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and the Operating Regulations, except insofar as any failure to comply or perform would not have an Adverse Effect.

(e) The Servicer shall pay out of its own funds, without reimbursement (except as provided in Section 2.10 and Section 3.02), all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Receivables.

Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, prior to the termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Allocation Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of the sum of Principal Receivables and Finance Charge Receivables on each day of the related Monthly Period divided by the number of days in such Monthly Period. The share of the Servicing Fee allocable to a particular Series with respect to any Monthly Period (the “Monthly Servicing Fee”) will be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not paid pursuant to any particular Series shall be paid by the holders of the Transferor Certificates on the related Distribution Date. In no event shall the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee that is not allocable to any particular Series.

Section 3.03. Representations, Warranties and Covenants of the Servicer. CCIA, as Servicer, hereby makes, and after its assumptions of the obligations and duties of Servicer hereunder, CCIS, as Servicer, shall make and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Issuer shall be deemed to rely in accepting its interest in the Receivables and the Indenture Trustee shall be deemed to have relied in accepting the grant of a security interest in the Receivables and in entering into the Indenture:

(a) Organization and Good Standing. The Servicer is a corporation or limited liability company, as applicable, validly existing and in good standing under the applicable law of the jurisdiction of its incorporation or organization and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Indenture and each Indenture Supplement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

(c) Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement and the other agreements and instruments executed and delivered by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

(d) Binding Obligation. This Agreement, the Indenture and each Indenture Supplement each constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Conflict. The execution and delivery of this Agreement, the Indenture and each Indenture Supplement by the Servicer, and the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(f) No Violation. The execution and delivery of this Agreement, the Indenture and each Indenture Supplement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

(g) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Servicer, threatened, against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, the Indenture and each Indenture Supplement.

(h) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled hereunder or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

(i) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

(j) Protection of Rights. The Servicer shall take no action in breach of this Agreement which, nor omit to take in breach of this Agreement any action the omission of which, would impair the rights of the Issuer or the Indenture Trustee in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

(k) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (each as defined in the UCC), and, if any Receivable is so evidenced as a result of the Servicer’s action, it shall be reassigned or assigned to the Servicer as provided in this Section.

(l) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(m) Interchange. With respect to any Distribution Date, on or prior to the immediately preceding Determination Date, the Servicer shall notify the Transferor of the amount of Interchange (if any) required to be included as Collections of Finance Charge Receivables with respect to such Monthly Period, which amount shall be equal to the amount of Interchange transferred to the Transferor with respect to such Monthly Period.

In the event (x) any of the representations, warranties or covenants of the Servicer contained in paragraphs (h), (i) or (j) of this Section 3.03 with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Issuer’s interest in or the collectibility of such Receivable and is not cured within sixty (60) days (or within such longer period, as specified by the Transferor, not in excess of one hundred twenty (120) days) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Owner Trustee, the Indenture Trustee or the Transferor, or (y) as provided in Section 3.03(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds not later than seven (7) days after such assignment obligation arises in an amount equal to the amount of such Receivables.

Upon each such reassignment or assignment to the Servicer, the Issuer shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Receivables, all Interchange, Insurance Proceeds, and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section 3.03 but only upon receipt of an Officer’s Certificate of the Servicer that states that all conditions set forth in this Section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Issuer, the Transferor, the Indenture Trustee or any Series Enhancer, except as provided in Section 6.04.

Section 3.04. Reports and Records for the Owner Trustee and the Indenture Trustee.

(a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Transferor, the Issuer, the Owner Trustee and the Indenture Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second (2nd) preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second (2nd) preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Transferor, the Issuer, the Owner Trustee and the Indenture Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Owner Trustee and the Indenture Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests or as may be required under applicable Requirements of Law and as are reasonably acceptable in form and substance to the Owner Trustee and the Indenture Trustee.

(b) Monthly Servicer’s Certificate. Not later than each Determination Date, the Servicer shall, with respect to each outstanding Series, deliver to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency, if applicable, a certificate of a Servicing Officer in substantially the form set forth in the related Indenture Supplement.

Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency on or before June 30th of each calendar year, beginning with June 30, 2008, an Officer’s Certificate substantially in the form of Exhibit A.

Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

(a) On or before June 30th each calendar year, beginning with June 30, 2008, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to deliver a report (addressed to the Servicer) to the effect that the accountants have applied certain procedures that the accountants are reasonably able to review and perform under such accounting firm’s policies and are agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer’s certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer’s and the Account Owner’s computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed in accordance with Exhibit C. Simultaneously with release of each of the reports described in Section 3.06(a), the Servicer shall deliver copies thereof to each of the Issuer, the Transferor, the Indenture Trustee, the Owner Trustee and each Rating Agency; provided, that, if required by the accounting firm preparing such report, delivery of such copy shall be contingent upon such recipient reaching an agreement with such accounting firm concerning any potential terms or conditions associated with the release of such report to such recipient. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b) By a request in writing to the Indenture Trustee addressed to the Corporate Trust Office, a copy of each certificate and report provided to the Indenture Trustee pursuant to Section 3.04(b), 3.05 or 3.06 may be obtained by any Noteholder or O/C Holder.

Section 3.07. Adjustments.

(a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate any amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the principal amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate any amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises.

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check or other payment which is not honored or is reversed for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored or reversed payment or mistake. Any Receivable in respect of which a dishonored or reversed payment is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.07 shall not require any change in any report previously delivered pursuant to Section 3.04(a).

[END OF ARTICLE III]

ARTICLE IV

COLLECTIONS AND ALLOCATIONS

Section 4.01. Collections and Allocations.

(a) The Servicer will apply or will instruct the Indenture Trustee in writing to apply all funds on deposit in the Collection Account as described in this Article IV and in each Indenture Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second (2nd) Business Day following the Date of Processing. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as the following conditions are satisfied: (A) (i) CCIA or CCIS remains the Servicer or the Servicer has a short-term debt rating of not less than A-1 by Standard & Poor’s and P-1 by Moody’s, and (ii) no Early Redemption Event or Event of Default shall have occurred or (B) other arrangements are made such that the Rating Agency Condition is satisfied with respect thereto, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 4:00 p.m., London time, on the Transfer Date following the Monthly Period for which such Collections were processed. Subject to the proviso in Section 4.02 and the express terms of any Indenture Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to or for the benefit of Noteholders or any O/C Holder or to any Series Enhancer pursuant to the terms of any Indenture Supplement or Series Enhancement and any excess shall be paid to the Issuer for application in accordance with the Trust Agreement, and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account and pay it to the Issuer for application in accordance with the Trust Agreement. The Servicer hereby acknowledges that any payments referenced in the immediately preceding sentence shall be paid directly to the Transferor pursuant to subsection 3.04(a) of the Trust Agreement. Subject to the second preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account.

(b) Collections of Finance Charge Receivables and Principal Receivables will be allocated to each Series on the basis of the applicable Series Allocation Percentage of such Series and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to any other Series. Allocations of the foregoing amounts among the Noteholders or any O/C Holder and the Series Enhancers, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements.

Section 4.02. Shared Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections (as defined below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls (as defined below), if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Issuer for application in accordance with the Trust Agreement an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Indenture Supplements specify are to be treated as “Shared Principal Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are “Principal Shortfalls” for such Series for such Distribution Date. The Issuer may, at its option, instruct the Indenture Trustee in writing to deposit Shared Principal Collections which are otherwise payable to the Issuer pursuant to the provisions set forth above into the Collection Account.

Section 4.03. Excess Finance Charge Collections. On each Distribution Date, (a) the Servicer shall allocate Excess Finance Charge Collections (as defined below) to each Excess Allocation Series pro rata, in proportion to the Finance Charge Shortfalls (as defined below), if any, with respect to each such Series, and (b) the Servicer shall withdraw from the Collection Account and pay to the Issuer for application in accordance with the Trust Agreement an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are “Finance Charge Shortfalls” for such Series and such Distribution Date.

[END OF ARTICLE IV]

ARTICLE V

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 5.01. Liability of the Transferor. The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not dissolve, liquidate, consolidate with or merge into any other corporation, limited liability company or other entity or convey, transfer or sell (other than as provided in Article II) its properties and assets substantially as an entirety to any Person unless:

(i) the entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a savings association, a bank, or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the articles of incorporation of Partridge Funding and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder; and

(ii) the Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with;

(iii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

(iv) a Tax Opinion shall have been delivered to the Indenture Trustee with respect to such consolidation, merger, conveyance or transfer.

(b) Except as permitted by Section 2.07(c), the obligations, rights or any part thereof of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which the Transferor and the Servicer each determines will not result in an Adverse Effect, (2) which meet the requirements of clause (iii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee in writing in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

Section 5.03. Limitations on Liability of the Transferor. Subject to Section 5.01, none of the Transferor or any of the directors, officers, employees, incorporators, agents, members or managers of the Transferor acting in such capacities shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any O/C Holder, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties hereunder. The Transferor and any director, officer, employee, member or manager or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

[END OF ARTICLE V]

ARTICLE VI

OTHER MATTERS RELATING TO THE SERVICER

Section 6.01. Liability of the Servicer. The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation, limited partnership, limited liability company or other entity or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or other entity licensed under the laws of England and Wales and having a net worth of at least $50,000,000 at the end of its most recent fiscal quarter, and, if the Servicer is not the surviving entity, such corporation or other entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Indenture Trustee and the Transferor, in form satisfactory to the Owner Trustee, the Indenture Trustee and the Transferor, the performance of every covenant and obligation of the Servicer hereunder;

(ii) the Servicer or the surviving entity, as the case may be, has delivered to the Owner Trustee, the Indenture Trustee and the Transferor an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 6.02, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer of assets; and

(b) the corporation or other entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 6.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 6.04, neither the Servicer nor any of the directors, officers, partners, shareholders, members, managers, employees or agents of the Servicer shall be under any liability to the Issuer, the Transferor, the Owner Trustee, the Indenture Trustee, the Noteholders, any O/C Holder, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and its duties hereunder. The Servicer and any director, officer, employee, partner, shareholder, member or manager or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Transferor, the Issuer, any O/C Holder or the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Transferor, the Issuer, any O/C Holder and the Noteholders hereunder.

Section 6.04. Servicer Indemnification of the Issuer, the Owner Trustee and the Indenture Trustee. (a) To the fullest extent permitted by applicable law, subject to Section 6.03, the Servicer shall indemnify and hold harmless each of the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) and their respective directors, officers, employees, partners, delegates, members or managers and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of or in connection with any acts or omissions of the Servicer with respect to the Issuer in breach of this Agreement (except that the Servicer shall not be liable for or required to indemnify the Owner Trustee for the Owner Trustee’s own willful misconduct, bad faith or negligence or the Indenture Trustee for the Indenture Trustee’s own willful misconduct, bad faith or negligence) including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding or claim. Indemnification pursuant to this subsection 6.04(a) shall not be payable from the Transferred Assets. The Servicer’s obligations under this subsection 6.04(a) shall survive the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

(b) To the fullest extent permitted by applicable law, subject to Section 6.03, the Servicer shall indemnify and hold harmless the Issuer from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of or in connection with any acts or omissions of the Servicer with respect to the Issuer in breach of this Agreement including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding or claim. Indemnification pursuant to this subsection 6.04(b) shall not be payable from the Transferred Assets. The Servicer’s obligations under this subsection 6.04(b) shall survive the termination of this Agreement.

Section 6.05. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable Requirements of

Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Transferor, the Issuer and the Indenture Trustee, in form reasonably satisfactory to the Transferor, the Issuer and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel substantially to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02 hereof. If within one hundred twenty (120) days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Issuer shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

Section 6.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Owner Trustee or the Indenture Trustee, as applicable, access to the documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Issuer, any O/C Holder or the Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at reasonably accessible offices in the United Kingdom designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Owner Trustee, the Issuer, the Indenture Trustee and the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Agreement.

Section 6.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.05. Notwithstanding anything contained herein to the contrary, the provision of services by Barclays Bank pursuant to the Transitional Services Agreement is not a delegation for purposes of this paragraph and shall not constitute a violation of this Agreement. To the extent that Transitional Servicer’s acts or omissions create liability for the Servicer hereunder and under the other Transaction Documents, the Servicer’s obligations with respect to such liability shall be limited to its recourse from the Transitional Servicer.

Section 6.08. Examination of Records. The Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Issuer pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

[END OF ARTICLE VI]

ARTICLE VII

INSOLVENCY EVENTS

Section 7.01. Rights upon the Occurrence of an Insolvency Event. If the Transferor shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Transferor in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Transferor or for any substantial part of the Transferor’s property, or for the winding-up or liquidation of the Transferor’s affairs and, if instituted against the Transferor, any such proceeding shall continue undismissed or unstayed and in effect for a period of sixty (60) consecutive days or upon entry of any order or decree providing for such relief, or any of the actions sought in such proceeding shall occur; or if the Transferor shall commence a voluntary case under any Debtor Relief Law, or if the Transferor shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or the Transferor shall make any general assignment for the benefit of its creditors; or the Transferor shall have taken any corporate action in furtherance of any of the foregoing actions (each an “Insolvency Event”), the Transferor shall on the day any such Insolvency Event occurs (the “Appointment Date”), immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Indenture Trustee and the Issuer thereof. Notwithstanding any cessation of the transfer to the Issuer of additional Principal Receivables, Principal Receivables transferred to the Issuer prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables, and Collections thereof shall continue to be a part of the Transferred Assets and shall be allocated and distributed to Noteholders and any O/C Holder in accordance with the terms of this Agreement, the Indenture and each Indenture Supplement.

[END OF ARTICLE VII]

ARTICLE VIII

SERVICER DEFAULTS

Section 8.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given by the Servicer, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, the Indenture or any Indenture Supplement and which continues unremedied for a period of sixty (60) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes Outstanding (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Notes Outstanding of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 6.02, 6.05 and 6.07;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect and which Adverse Effect continues for a period of sixty (60) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes Outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Notes Outstanding of all Series to which such representation, warranty or certification relates); or

(d) the Servicer shall consent to the appointment of a trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against the Servicer and such action shall have remained undischarged or unstayed for a period of sixty (60) days or an order or decree providing for such relief shall have been entered; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable Debtor Relief Law, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the aggregate unpaid principal amount of all Notes Outstanding, by notice then given to the Servicer, the Transferor, and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under this Agreement, the Indenture and each Indenture Supplement. The Indenture Trustee shall notify each Rating Agency of any Servicer Default of which a Responsible Officer has actual knowledge and shall provide each Rating Agency with a copy of any Termination Notice given to the Servicer and the Owner Trustee by the Indenture Trustee or received by the Indenture Trustee pursuant to this Section 8.01.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 8.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within twenty (20) Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. The predecessor Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of ten (10) Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of sixty (60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, strikes, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Issuer, the Transferor and any Series Enhancer with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 8.02. Indenture Trustee To Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 8.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after it gives, or a Responsible Officer of the Indenture Trustee receives, a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee; provided, however, for so long as a Back-Up Servicer is designated pursuant to an Indenture Supplement, then the Back-Up Servicer shall be the Successor Servicer. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.01(b), Section 6.05 and Section 6.07. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall refer to the Successor Servicer.

(c) In connection with any Termination Notice, if a Back-Up Servicer is not designated pursuant to the applicable Indenture Supplement, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge Receivables allocable to Noteholders and any O/C Holder of such Series which are payable to the Issuer for payment to the holders of the Transferor Certificates under the Trust Agreement after payment of all amounts owing to the Noteholders and any O/C Holder of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series

Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Series Enhancement; provided, however, that the holders of the Transferor Certificates shall be responsible for payment of their portion of such aggregate Servicing Fees and the Indenture Trustee shall have no liability in the event the holders of the Transferor Certificates fail to pay their portion of such aggregate Servicing Fees. Each holder of any of the Transferor Certificates agrees that, if CCIA (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Issuer is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement shall be reduced by an amount sufficient to pay such holders’ share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section 8.02 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests and to comply with applicable Requirements of Law.

(e) The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(f) The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) contract payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable contract information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer, including costs of the Indenture Trustee related to the servicing transfer if the Indenture Trustee is the Successor Servicer.

(g) The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any contract with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any contract; provided that this sentence shall in no way limit or alter the liability of any Successor Servicer under Section 6.04 of this Agreement.

(h) If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 6.07 concerning delegation of duties to subservicers.

Section 8.03. Notification to Noteholders. Within five (5) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Issuer, the Transferor, the Indenture Trustee, each Rating Agency and each Series Enhancer and upon receipt of such written notice by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice to the Noteholders. Upon any termination of the Servicer or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt notice thereof to the Transferor, the Issuer, the Noteholders and each Series Enhancer.

[END OF ARTICLE VIII]

ARTICLE IX

TERMINATION

Section 9.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Issuer, the Transferor, the Indenture Trustee and the Servicer under this Agreement shall terminate, except with respect to the obligations described in Section 6.04, Section 8.02(d) and Section 10.07, on the date of the termination of the Issuer.

[END OF ARTICLE IX]

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without consent of any of the Noteholders or the Series Enhancers, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interest of any of the Noteholders or any Series Enhancer as evidenced by an Officer’s Certificate of Transferor to such effect. The Transferor shall provide notice of any such amendment to each Rating Agency. Additionally, this Agreement may be amended from time to time (including to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Series Enhancers or any of the Noteholders, provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Notwithstanding anything else to the contrary herein, this agreement may be amended by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them without the consent of the Noteholders or the Series Enhancers, upon satisfaction of the Rating Agency Condition with respect to such amendment (without anything further) as may be necessary or advisable in order to avoid the imposition of any withholding taxes or state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, the amendments which the Transferor, the Servicer, the Issuer and the Indenture Trustee may make without the consent of any of the Noteholders or Series Enhancers pursuant to this sentence may include, without limitation, the addition of provisions to permit a sale of Receivables.

(b) This Agreement may also be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, with the consent of the Holders of Notes evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of all affected Series for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Redemption Events that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of each Noteholder of such Series or Class.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

(d) It shall not be necessary for the consent of Noteholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) Notwithstanding anything in this Section 10.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(f) The Holders of Notes evidencing more than 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor, the Issuer, or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or any Series Enhancer or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(g) The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, each of the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 10.02(c)(i).

Section 10.02. Protection of Right, Title and Interest of Issuer.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments thereto and continuation statements and any other necessary documents covering the Issuer’s right, title and interest to the

Transferred Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to the Transferred Assets. The Transferor shall deliver to the Issuer and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within thirty (30) days after the Transferor makes any change in its name, type or jurisdiction of organization, or organizational identification number, the Transferor shall give the Issuer and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection and priority of the Issuer’s security interest or ownership interest in the Receivables and the other Transferred Assets.

(c) The Transferor shall deliver to the Issuer and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit B-1, and (ii) on or before June 30th of each year, beginning with June 30, 2008 an Opinion of Counsel substantially in the form of Exhibit B-2.

Section 10.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04. Notices.

All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by facsimile transmission.

(a)	in the case of the Transferor, to:

Partridge Funding Corporation

3993 Howard Hughes Parkway

Suite 250, Office 215

Las Vegas, Nevada 89169

(facsimile no. (702) 866-2244)

Attention: Rebecca Howell

with a copy to:

Colleen Dolan, Esq.

Lionel Sawyer & Collins

50 West Liberty Street

Suite 1100

Reno, NV 89501

(775) 788-8654 (business)

(775) 788-8682 (fax)

(b)	in the case of the Servicer, to:

CompuCredit International Acquisition Corporation

101 Convention Center Drive,

Suite 850-33A

Las Vegas, Nevada 89109

Attention: Joshua Miller

with a copy to:

Colleen Dolan, Esq.

Lionel Sawyer & Collins

50 West Liberty Street

Suite 1100

Reno, NV 89501

(775) 788-8654 (business)

(775) 788-8682 (fax)

(c)	in the case of the Issuer, to:

Partridge Acquired Portfolio Business Trust

c/o Wilmington Trust FSB

3993 Howard Hughes Parkway

Suite 250

Las Vegas, Nevada 89169

Attention: Corporate Trust Administration

(facsimile no. (702) 866-2244)

(d)	in the case of the Owner Trustee, to:

Wilmington Trust FSB

3993 Howard Hughes Parkway

Suite 250

Las Vegas, Nevada 89169

Attention: Corporate Trust Administration

(facsimile no. (702) 866-2244)

(e)	in the case of the Indenture Trustee, to:

Deutsche Bank Trust Company Americas

60 Wall Street, MSNYC 60-2602

New York, New York 10005

Attention: TSS – Structured Finance

with a copy to:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Attn: TSS – SFS (ABS/MBS Group)

(facsimile no. 44 20 7547 5919)

(f)	in the case of the Rating Agency for a particular Series, to the address, if any, specified in the Indenture or any Indenture Supplement relating to such Series, and

(g)	to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

Section 10.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions.

Section 10.06. Further Assurances. The Transferor, the Issuer and the Servicer agree to do and perform, from time to time, any and all acts and to authorize or execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or amendments to financing statements relating to the Transferred Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.07. Nonpetition Covenant.

(a) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity) and the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity) and the Issuer shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 10.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, the Transferor, the Servicer, the Owner Trustee, the Noteholders or the Indenture Trustee, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 10.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any holder of a Transferor Certificate, any Series Enhancer, and the Owner Trustee (with respect to Sections 3.01(e), 6.04, 10.07 and 10.13 only), and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 10.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.12. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 10.13. Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust FSB, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust FSB but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust FSB be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents to which the Issuer is a party.

Section 10.14. Personal Data. The parties acknowledge and agree that no Personal Data shall be transferred between the parties pursuant to or in connection with this Agreement. Any data relating to the Accounts that is processed under this Agreement shall be delivered in an anonymous format, without the use of Personal Data.

[END OF ARTICLE X]

IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer and the Indenture Trustee have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the date first above written.

PARTRIDGE FUNDING CORPORATION,
as Transferor

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Assistant Secretary

COMPUCREDIT INTERNATIONAL ACQUISITION CORPORATION,
as Servicer

By:	/s/ Joshua C. Miller
Name:	Joshua C. Miller
Title:	Assistant Secretary

PARTRIDGE ACQUIRED PORTFOLIO BUSINESS TRUST, as Issuer

By:	WILMINGTON TRUST FSB, not in its individual capacity but solely as Owner Trustee of the Issuer

By:	/s/ Jim Lawler
Name:	Jim Lawler
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Dorit Ritter-Haddad
Name:	Dorit Ritter-Haddad
Title:	Attorney-in-fact

[Signature Page to Transfer and Servicing Agreement]